Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2024 with respect to the consolidated financial statements of TXO Partners, L.P. and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

Dallas, Texas

August 30, 2024